Exhibit 23.1

KPMG LLP Vaughan Metropolitan Centre 100 New Park Place Suite 1400 Vaughan, Ontario L4K 0J3 Telephone (905) 265-5900 Fax (905) 265-6390 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Tucows Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 333-12279, 333-37545, 333-61181, 333-30342, 333-74010, 333-106961, 333-140985, 333-169848, 333-207863, 333-250959) on Form S-8 and the Registration Statement (No. 333-125843) on Form S-1 of Tucows Inc. (the Company), of our reports dated March 3, 2021, with respect to the consolidated balance sheets of Tucows Inc. as of December 31, 2020 and 2019, the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Tucows Inc.

Our report dated March 3, 2021 on the consolidated financial statements of the Company refers to the change in the Company’s method for accounting for the adoption of ASC Topic 842: Leases.

Chartered Professional Accountants, Licensed Public Accountants

Vaughan, Canada
March 3, 2021